Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-37459 on Form N-1A of our reports dated October 17, 2022, relating to the financial statements and financial highlights of Schwab California Tax-Free Bond Fund, Schwab Tax-Free Bond Fund, Schwab Short-Term Bond Index Fund, Schwab Treasury Inflation Protected Securities Index Fund, Schwab U.S. Aggregate Bond Index Fund, and Schwab Opportunistic Municipal Bond Fund , each a series of Schwab Investments (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended August 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

December 15, 2022